Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350

I, Szubanski Robert Damian, Principal Executive, Financial and Accounting Officer of Dravica Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1) The Quarterly Report on Form 10-Q for the period ended April 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 22, 2026	By:	/s/ Szubanski Robert Damian
	Name:	Szubanski Robert Damian
	Title:	President and Treasurer (Principal Executive, Financial and Accounting Officer)

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.